UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information in Item 2.02 of this Current Report, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

On December 7, 2015, Marvell Technology Group Ltd. (“Marvell”) issued a press release regarding its financial results for its third fiscal quarter ended October 31, 2015. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein and to Item 8.01 below.

Item 8.01	Other Events.

Marvell today issued a press release to announce that it had declared the payment of its quarterly dividend of $0.06 per share to be paid on December 29, 2015 to all shareholders of record as of December 16, 2015. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated by reference herein. The payment of future quarterly cash dividends is subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, developments in ongoing litigation, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 7, 2015

99.2	Press Release dated December 7, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2015

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ David Eichler
David Eichler Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 7, 2015

99.2	Press Release dated December 7, 2015